UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2019 (August 30, 2019)

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304
La Jolla, CA 92037

(Address of principal executive offices)

(858) 459-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	RVEN	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2019, Reven Housing REIT, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SOR PORT Holdings, LLC, a Maryland limited liability company (“Parent”), and SOR PORT, LLC, a Maryland limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect, wholly-owned subsidiaries of KBS Strategic Opportunity REIT, Inc., a Maryland corporation (“KBS SOR”).

The Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger will become effective upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) in accordance with the Maryland General Corporation Law, as amended (the “MGCL”). The time at which the Merger will become effective is hereinafter referred to as the “Effective Time”.

Merger Consideration

Common Stock

At the Effective Time, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (each, a “Share” and, collectively, the “Shares”) (other than any Shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent) will be cancelled and converted into the right to receive an amount in cash (without any interest thereon) equal to (i) the aggregate cash merger consideration of $56,849,495.55, to be increased or decreased, as the case may be, by the difference, if any, between the amount of the Company’s unrestricted cash available for distribution as of the closing date of the Merger, and $6,500,000, divided by (ii) the total number of Shares outstanding immediately prior to the Effective Time (such amount per Share, the “Merger Consideration”).

Restricted Stock Awards

At the Effective Time, each unvested Company restricted stock award that is outstanding immediately prior to the Effective Time will become fully vested and will be automatically converted into the right to receive an amount in cash (without interest thereon) equal to the product of (x) the total number of Shares subject to such award and (y) the Merger Consideration, subject to applicable withholding of taxes.

Parent Financing

Concurrently with the execution and delivery of the Merger Agreement, Parent has delivered to the Company an equity commitment letter, dated as of August 30, 2019 (the “Equity Commitment Letter”), pursuant to which KBS SOR has committed to purchase, directly or indirectly through one or more affiliated entities, equity securities of Parent for a maximum amount equal to the sum of (i) the aggregate cash merger consideration of $56,849,495.55, plus (ii) if applicable, the excess amount by which the Company’s unrestricted cash amount available for distribution as of the closing date of the Merger exceeds $6,500,000, plus (iii) all costs and expenses required to be paid by Parent in connection with the Merger and the other transactions contemplated by the Merger Agreement (such sum, the “Commitment”), which amount will be used by Parent solely for the purpose of allowing Parent to fund, to the extent necessary, the amounts payable by Parent on or before the Effective Time pursuant to, and in accordance with, the Merger Agreement. The Company is an intended third-party beneficiary of Parent’s rights under the Equity Commitment Letter, solely for the purpose of seeking through an action of specific performance of KBS SOR’s obligation to fund the Commitment in certain circumstances, subject to the terms and conditions of the Equity Commitment Letter. The funding of the Commitment under the Equity Commitment Letter is not a condition to Parent’s obligation to consummate the Merger.

Company Recommendation; Stockholders’ Written Consent; Information Statement

The Board of Directors of the Company (the “Board”) has (i) authorized the execution and delivery of the Merger Agreement, (ii) declared that the Merger and the other transactions contemplated by the Merger Agreement are advisable, in the best interests of the Company and its stockholders, and in accordance with the MGCL, (iii) directed that the Merger be submitted for consideration by the Company’s stockholders and (iv) recommended that the stockholders of the Company approve the Merger in accordance with the terms of the Merger Agreement (collectively, the “Company Recommendation”).

Pursuant to the Merger Agreement, on September 3, 2019, certain of the Company’s stockholders holding in the aggregate at least a majority of the outstanding Shares executed and delivered to the Company an irrevocable written consent] (the “Stockholders’ Written Consent”) approving the Merger in accordance with the terms and subject to the conditions set forth in the Merger Agreement. The Stockholders’ Written Consent will be effective at 11:59 pm, New York City time, on September 9, 2019, unless such date is extended as provided in the Merger Agreement in the event that the Company receives a superior proposal prior to such date (such date, as it may be so extended, the “Written Consent Effective Time”). The Stockholders’ Written Consent is sufficient to satisfy the stockholder approval requirement for the Merger under the Company’s organizational documents and applicable law.

The Company intends, promptly following the Written Consent Effective Time, to prepare and file with the Securities and Exchange Commission (the “SEC”) an Information Statement (including any amendments or supplements thereto, the “Information Statement”) containing the information specified in Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), concerning the Stockholders’ Written Consent, the Merger and the other transactions contemplated by the Merger Agreement. The Information Statement may also include the notice of action by written consent required by the Company’s organizational documents and Section 2-505 of the MGCL.

Series A Preferred Stock; Preferred Stock Offering

Pursuant to the Merger Agreement, the Company has agreed to conduct an offering of up to $20 million of shares of Series A Preferred Stock (as defined below) that is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act (the “Preferred Stock Offering”). The Preferred Stock Offering is intended to be limited solely to the Company’s stockholders as of the date of the Merger Agreement that are “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act). The Company intends to commence the Preferred Stock Offering as promptly as practicable following the filing with the SEC of the Information Statement in definitive form. The Merger Agreement contemplates that the closing of the Preferred Stock Offering will occur immediately following the closing of the Merger.

Pursuant to the Merger Agreement, on August 30, 2019, the Board adopted resolutions authorizing the classification and designation of a new series of Preferred Stock, par value $0.001 per share, of the Company, designated “6.0% Series A Cumulative Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”), having the rights, preferences, privileges and voting powers set forth in the Articles Supplementary with respect to the Series A Preferred Stock (the “Articles Supplementary”) approved by the Board. The Articles Supplementary will become effective upon their filing with the SDAT in accordance with the MGCL.

At the closing of the Preferred Stock Offering, the Company will issue and sell shares of Series A Preferred Stock to each stockholder of the Company who accepts the offer to purchase shares of Series A Preferred Stock and who is determined to be eligible to participate in the Preferred Stock Offering in accordance with Rule 506(c) of Regulation D promulgated under the Securities Act (each, a “Preferred Investor”), upon the terms and subject to the conditions set forth in a Preferred Securities Purchase Agreement to be entered into by and between the Company and each of the Preferred Investors.

Representations, Warranties and Covenants

The Company, Parent and Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time, and the Company’s obligation to mail the Information Statement to notify its stockholders of the approval of the Merger by the Stockholders’ Written Consent.

Conditions to the Consummation of the Merger

Consummation of the Merger is subject to the satisfaction (or waiver) of certain customary closing conditions, including (i) approval of the Merger by the holders of a majority of the outstanding Shares entitled to vote on such matter, which approval has been obtained by the Stockholders’ Written Consent, (ii) the absence of an injunction or law prohibiting the Merger, (iii) the mailing of the Information Statement to the Company’s stockholders, (iv) accuracy of each party’s representations and warranties (subject to customary materiality qualifiers set forth in the Merger Agreement), (v) each party’s performance in all material respects of its obligations and covenants contained in the Merger Agreement, (vi) the absence of any material adverse effect occurring with respect to the Company since the date of the Merger Agreement, (vii) the delivery of notices or the receipt of consents or waivers, in each case, required or requested by Arbor Agency Lending, LLC, the lender under the Company’s existing loan agreements, and (viii) Parent’s receipt of an opinion of Greenberg Traurig LLP to the effect that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended, for all taxable periods commencing with the Company’s taxable year beginning January 1, 2018 and ended December 31, 2018. The consummation of the Merger is not conditioned on Parent’s receipt of financing.

Company Non-Solicitation Covenant and Permitted Responses to Third-Party Acquisition Proposals

Pursuant to the Merger Agreement, the Company must immediately cease all discussions and negotiations with any person initiated and conducted prior to the date of the Merger Agreement with respect to any third-party acquisition proposal. Additionally, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company is not permitted to (i) directly or indirectly solicit, initiate, knowingly facilitate or encourage any inquiry, expression of interest, request for information, discussion, proposal or offer that constitutes, or would reasonably be expected to lead to, a third-party acquisition proposal, (ii) provide any non-public information relating to Parent or Merger Sub to any person relating to a third-party acquisition proposal or that would reasonably be expected to lead to a third-party acquisition proposal, (iii) enter into any agreement (other than an acceptable confidentiality agreement) with respect to a third-party acquisition proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement, (iv) otherwise knowingly facilitate any effort or attempt to make a third-party acquisition proposal, (v) terminate, waive, amend, release or modify any provision of, grant permission under, or take any other action having a similar effect with respect to, any standstill, confidentiality or similar agreement to which the Company is a party (except to the extent necessary to allow a counterparty thereof to make a private third-party acquisition proposal to the Board in accordance with the Merger Agreement), or (vi) provide any further information with respect to the Company or any third-party acquisition proposal (and will turn off any data rooms maintained by the Company) to any persons or their representatives.

However, prior to the Written Consent Effective Time, if the Company or its representatives receives a written third-party acquisition proposal that did not result from the Company or its representatives’ breach of the foregoing non-solicitation provisions, the Company may contact the person making such acquisition proposal (and such person’s representatives) solely to ascertain facts or clarify terms so that the Board may become fully informed with respect to the terms and the conditions of such acquisition proposal and the person submitting the same.

Additionally, if the Board determines in good faith, (A) after consultation with its financial advisor and outside legal counsel, that such acquisition proposal either constitutes or would reasonably be expected to lead to a superior proposal (i.e., an acquisition proposal that, if consummated, would reasonably be likely to result in a transaction more favorable to the Company’s stockholders, from a financial point of view, than the Merger and the other transactions contemplated by the Merger Agreement, after taking into account all material aspects of such acquisition proposal and any of Parent’s proposed changes to the Merger Agreement, and for which financing is not a closing condition) and (B) after consultation with its outside legal counsel, that the failure to take the actions described in clause (i) or (ii) below would reasonably be expected to be inconsistent with the duties of the Company’s directors under applicable law, the Company may (subject to certain requirements regarding confidentiality and providing certain notifications and materials to Parent) (i) furnish information (including non-public Company information) to the person making such acquisition proposal and (ii) engage and participate in discussions and negotiations with the person making such acquisition proposal.

Change of Recommendation

The Board may not (i)(a) fail to make the Company Recommendation or fail to include the Company Recommendation in the Information Statement, (b) change, qualify, withhold, withdraw or modify, or propose publicly to change, qualify, withhold, withdraw or modify, the Company Recommendation, in a manner adverse to Parent, (c) fail to publicly recommend to the Company’s stockholders rejection of any third-party acquisition proposal constituting a tender or exchange offer within ten business days after the commencement thereof, or (d) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, a third-party acquisition proposal to the Company’s stockholders, or (ii) authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement-in-principle, written commitment or definitive agreement with respect to a third-party acquisition proposal (other than an acceptable confidentiality agreement) (the actions described in clauses (i) and (ii) referred to, collectively, as an “Adverse Recommendation Change”).

However, prior to the Written Consent Effective Time, in connection with any third-party acquisition proposal that did not result from a material breach of the foregoing non-solicitation provisions, the Board may make an Adverse Recommendation Change and terminate the Merger Agreement if it determines, in good faith, after consultation with outside legal counsel and its financial advisor, that such acquisition proposal constitutes a superior proposal. However, such an Adverse Recommendation Change or termination of the Merger Agreement may not be made unless and until (i) after the fourth business day following Parent’s receipt of the Company’s written notice advising that the Board intends to take such action and, if applicable, contemporaneously providing all of the relevant proposed transaction agreements and other material documents provided by, or material correspondences with, the party making such superior proposal, and (ii) prior to taking such action, (a) the Company has negotiated in good faith with Parent during such four-business-day period, to the extent Parent has notified the Company that it desires to so negotiate, to enable Parent to submit to the Company, prior to the expiration of such four-business-day period, a proposed definitive amendment to the Merger Agreement in such form that, if approved by the Board and entered into, would constitute a binding definitive agreement among the Company, Parent and Merger Sub, and (b) if Parent has submitted such proposed definitive amendment to the Merger Agreement prior to the expiration of such four-business-day period, the Board has determined in good faith, after consultation with outside legal counsel and its financial advisor, that after giving effect to such proposed amendments and entering into the aforementioned definitive amendment to the Merger Agreement proposed by Parent, the third-party acquisition proposal would continue to constitute a superior proposal.

Termination; Termination Fee

The Merger Agreement contains certain customary termination rights for Parent and the Company, including, (i) with respect to each of the Company and Parent, if the Merger is not consummated on or before December 31, 2019 (such date, subject to extension as provided in the Merger Agreement, the “Outside Date”), (ii) with respect to either party, if the other party has breached the Merger Agreement such that certain closing conditions to the consummation of the Merger would fail to be satisfied, and such breach is not cured within the earlier of the Outside Date or 30 days after the non-breaching party’s written notice, in which case the non-breaching party may terminate the Merger Agreement, (iii) with respect to the Company, (1) prior to the Written Consent Effective Time, to accept a superior proposal in accordance with the Merger Agreement or (2) if the closing conditions have been satisfied (or waived), the Company delivered written notice to Parent that the Company is ready, willing and able to consummate the Merger, and Parent fails to consummate the Merger within the earlier of one business day before the Outside Date and five business days after delivery of such notice, or (iv) with respect to Parent, (1) if the Stockholders’ Written Consent has not been delivered to Parent within three business days after the date of the Merger Agreement or (2) prior to obtaining stockholder approval of the Merger, if the Board makes an Adverse Recommendation Change.

The Merger Agreement provides that if the Merger Agreement has been terminated in certain circumstances, the Company will be required to pay to Parent a cash termination fee equal to $2.0 million.

*     *     *

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or KBS SOR’s public disclosures.

Amendment of Chad M. Carpenter’s Employment Agreement

As an inducement for Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement, on August 30, 2019, the Company and Chad M. Carpenter, the Chief Executive Officer of the Company, entered into an amendment (the “Carpenter Employment Agreement Amendment”) to the Amended and Restated Employment Agreement, effective as of August 14, 2018, by and between the Company and Mr. Carpenter. Pursuant to the Carpenter Employment Agreement Amendment, Mr. Carpenter has agreed not to compete with the Company for a period of one year after the Effective Time. The Carpenter Employment Agreement Amendment will become effective at, and conditioned upon the occurrence of, the Effective Time. If the Merger is not consummated in accordance with the Merger Agreement for any reason, the Carpenter Employment Agreement Amendment, and the terms and conditions thereof, will not become effective and will be of no force and effect.

The foregoing description of the Carpenter Employment Agreement Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Carpenter Employment Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On August 30, 2019, pursuant to Section 7.1 of Article VII of the charter of the Company (the “Charter”), the Board adopted resolutions pursuant to which it has determined that (i) the restrictions on transfer and ownership of shares of Common Stock and Capital Stock (each, as defined in the Charter) shall become effective to be consistent with the Company’s election to qualify for taxation as a real estate investment trust for U.S. federal income tax purposes for each taxable year beginning on January 1, 2018, and (ii) the definition of “Initial Date” set forth in Article VII of the Charter shall be January 30, 2019.

On September 3, 2019, the Company filed with the SDAT a Certificate of Notice reflecting the effectiveness of the stock transfer and ownership restrictions described above (the “Certificate of Notice”). The Certificate of Notice is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the filing of the Certificate of Notice, pursuant to 7.2.7 of Article VII of the Charter, on September 3, 2019, the Company granted to certain stockholders of the Company that Beneficially Owned or Constructively Owned (each, as defined in the Charter) on the Initial Date shares of Capital Stock and Common Stock in excess of the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit, as applicable, waivers pursuant to which such stockholders will be exempt from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as applicable, from and after the Initial Date, subject to the terms and conditions set forth in Article VII of the Charter and in the applicable waivers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 above regarding the Carpenter Employment Agreement Amendment is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information in Item 3.03 above is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in Item 1.01 above regarding the approval of the Merger by the Stockholders’ Written Consent is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 30, 2019, the Company and KBS SOR issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

No Offer or Solicitation

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K IS NOT INTENDED TO CONSTITUTE, AND SHALL NOT BE CONSTRUED AS, AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF SERIES A PREFERRED STOCK OR ANY OTHER SECURITIES OF THE COMPANY. THE SHARES OF SERIES A PREFERRED STOCK HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY IS FILING THIS CURRENT REPORT ON FORM 8-K WITH THE SEC FOR THE SOLE PURPOSE OF REPORTING ITS ENTRY INTO THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS DESCRIBED HEREIN, AS REQUIRED BY THE RULES AND REGULATIONS OF THE SEC.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed Merger transaction with Parent, the financing of the proposed Merger transaction, all discussions, expressed or implied, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All statements in this Current Report that are not historical facts are forward-looking statements that reflect the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the SEC.

Risks and uncertainties related to the proposed Merger include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, uncertainties as to the timing of the Merger, adverse effects on the Company’s stock price resulting from the announcement of the Merger or the failure of the Merger to be completed, competitive responses to the announcement of the Merger, the risk that third-party approvals required for the consummation of the Merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the Merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by it are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed with the SEC in respect of the proposed Merger involving the Company, Parent and Merger Sub. The Company will prepare an Information Statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger and the other transactions contemplated by the Merger Agreement. When completed, a definitive Information Statement will be mailed to the Company’s stockholders. Investors are urged to carefully read the Information Statement and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger and the other transactions contemplated by the Merger Agreement. You may obtain copies of all documents filed with the SEC regarding proposed Merger and the other transactions contemplated by the Merger Agreement, free of charge, at the SEC’s website, http://www.sec.gov, or from the Company by directing a request by mail to Reven Housing REIT, Inc., Attention: Corporate Secretary, 875 Prospect Street, Suite 304, La Jolla, CA 92037, or by telephone to (858) 459-4000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 30, 2019, by and among Reven Housing REIT, Inc., SOR PORT Holdings, LLC and SOR PORT, LLC

3.1	Certificate of Notice, dated September 3, 2019

10.1	Amendment to Employment Agreement, dated August 30, 2019, between Reven Housing REIT, Inc. and Chad M. Carpenter

99.1	Press release dated August 30, 2019

* The Company has omitted schedules and similar attachments to the Merger Agreement pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer

Dated: September 3, 2019